POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, VALUED ADVISERS TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically will file pre-and post-effective amendments and supplements to its Registration Statement on Form N-1A with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a trustee or officer of the Trust;

NOW, THEREFORE, the undersigned hereby revokes any previous appointments and appoints Carol J. Highsmith and Courtney E. Moore, and each of them, his attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, this power of attorney shall empower the appointees to execute and file any amendment(s) and supplements to the Trust’s Registration Statement and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust (including, without limitation, regulatory authorities in any and all states in which shares of any shares of any series of the Trust are sold), any such amendment or registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or desirable to the amendment or supplement process on their behalf.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of April, 2019.

/s/Gregory T. Knoth
Gregory T. Knoth, Treasurer and
Principal Financial Officer

STATE OF OHIO	)
)
COUNTY OF FRANKLIN	)

On April 24, 2019 before me appeared Gregory T. Knoth, known to me personally, and stated that he executed the foregoing instrument for the purposes therein contained, by signing his name.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/Mary M Bull
(NOTARIAL SEAL)	Notary Public

My Commission expires: Does not expire